As filed with the Securities and Exchange Commission on February 25, 2015.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BOOT BARN HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	5600 (Primary Standard Industrial Classification Code Number)	90-0776290 (I.R.S. Employer Identification Number)

15776 Laguna Canyon Road
Irvine, California 92618
(949) 453-4400
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

James G. Conroy
President and Chief Executive Officer
Boot Barn Holdings, Inc.
15776 Laguna Canyon Road
Irvine, California 92618
(949) 453-4400
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Timothy R. Rupp, Esq. Morgan, Lewis & Bockius LLP 600 Anton Boulevard, 18th Floor Costa Mesa, California 92626 (714) 830-0600	Johnny G. Skumpija, Esq. Cravath, Swaine & Moore LLP Worldwide Plaza 825 Eighth Avenue New York, New York 10019 (212) 474-1000

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ File No. 333-202112

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock, par value $0.0001	1,060,544	$23.50	$24,922,784	$2,897

(1) Represents only the additional number of shares being registered and includes the 138,332 shares of common stock that the underwriters have the option to purchase from the selling stockholders. Does not include the securities that the registrant previously registered on a Registration Statement on Form S-1 (File No. 333-202112).

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) under the Securities Act of 1933, as amended. The registrant previously registered securities at a proposed maximum aggregate offering price of $124,614,000 on a Registration Statement on Form S-1 (File No. 333-202112).

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

Explanatory note and incorporation by reference

This registration statement is being filed with respect to the registration of 1,060,544 shares of common stock, par value $0.0001 per share, of Boot Barn Holdings, Inc., pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This registration statement relates to the registrant’s prior registration statement on Form S-1 (Registration No. 333-202112), originally filed on February 13, 2015 with the Securities and Exchange Commission, as amended (together with its exhibits, the “Prior Registration Statement”), which was declared effective on February 25, 2015. The Prior Registration Statement is incorporated by reference herein.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

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Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Irvine, State of California, on February 25, 2015.

BOOT BARN HOLDINGS, INC.

By:	/s/ JAMES G. CONROY
James G. Conroy
President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ JAMES G. CONROY	President, Chief Executive Officer and Director	February 25, 2015
James G. Conroy	(Principal Executive Officer)

/s/ GREGORY V. HACKMAN	Chief Financial Officer and Secretary	February 25, 2015
Gregory V. Hackman	(Principal Financial Officer)

/s/ CLEMENT H. PORTER	Corporate Controller (Principal Accounting Officer)	February 25, 2015
Clement H. Porter

*	Director	February 25, 2015
Greg Bettinelli

*	Director	February 25, 2015
Brad J. Brutocao

/s/ CHRISTIAN B. JOHNSON	Director	February 25, 2015
Christian B. Johnson

*	Director	February 25, 2015
Brenda I. Morris

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Name		Title	Date

*		Director	February 25, 2015
J. Frederick Simmons

*		Director	February 25, 2015
Peter Starrett

*by:	/s/ CHRISTIAN B. JOHNSON
Christian B. Johnson Attorney-in-fact

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Exhibit Index

Number	Description
5.1	Opinion of Morgan, Lewis & Bockius LLP
23.1	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1)
23.2	Consent of Deloitte & Touche LLP
24.1*	Powers of Attorney

* Filed as Exhibit 24.1 to the registrant’s Registration Statement on Form S-1 (File No. 333-202112) filed with the Securities and Exchange Commission on February 13, 2015 and incorporated in this registration statement by reference.

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